Exhibit 10.5
AMENDMENT NO. 3 TO LEASE

THIS AMENDMENT NO. 3 TO LEASE (this “Third Amendment”) is made and entered into as of March 25th, 2026 (the “Effective Date”) between Landlord and Tenant named below:

LANDLORD:        WE 150 Munson LLC
c/o Winstanley Enterprises LLC
150 Baker Avenue Extension, Suite 303
Concord, MA 01742

TENANT:        Quantum Circuits, LLC (formerly, Quantum Circuits, Inc.)
25 Science Park
New Haven, Connecticut 06511

BUILDING:        Science Park, Building 25
150 Munson Street
New Haven, Connecticut

WHEREAS, Landlord and Tenant executed a Short Term Lease Agreement dated as of April 25, 2018 (as previously amended, and as herein further amended, the “Lease”), by which Tenant leased approximately 5,777 rentable square feet of space on the second floor of the Building known as “Suite 203”; and

WHEREAS, Landlord and Tenant executed an Amendment No. 1 to Lease dated as of October 19, 2021 (the “First Amendment”) whereunder (i) the parties added 2,177 rentable square feet of space known as “Suite 240” to the Lease (previously licensed by Tenant under a now-expired license agreement), (ii) Tenant leased an additional 5,876 rentable square feet of space known as “Suite 205” and an additional 702 rentable square feet of space known as “2G” and (iii) the parties extended the Lease through December 31, 2024; and

WHEREAS, Landlord and Tenant executed an Amendment No. 2 to Lease dated as of December 30, 2024 (the “Second Amendment”) whereunder (i) Tenant leased an additional 3,666 rentable square feet of space known as “Suite 210” on the second floor of the Building, and (ii) the parties extended the Lease through March 31, 2026; and

WHEREAS, Landlord and Tenant have agreed to further extend the term of the Lease; and

WHEREAS, Quantum Circuits, Inc., the signatory of and tenant under the Lease, the First Amendment and the Second Amendment has been acquired by D-Wave Quantum Inc., with the resulting company being Quantum Circuits, LLC, which now owns all contracts entered into by Quantum Circuits, Inc. by operation of law upon completion of the acquisition; and

WHEREAS, Tenant desires to assign the Lease and all rights and obligations thereunder (including the First Amendment and the Second Amendment) to D-Wave Commercial Inc.
Certain identified information has been excluded from the exhibit because it is (i) not material and (ii) the type that the registrant treats as private or confidential. Redacted information is marked with a [*****].

(“Assignee”), a wholly-owned subsidiary of D-Wave Quantum Inc. and an affiliate of Quantum Circuits, LLC, and Assignee has agreed to accept such Assignment and to enter into this Third Amendment as Tenant going forward, and Landlord has agreed to approve such assignment and transfer, all upon the terms set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

2.Replacement Exhibit B of the First Amendment and Exhibit B-1 of the Second Amendment are hereby deleted and replaced with Replacement Exhibit B attached hereto and made a part hereof.

3.The Term of the Lease is hereby extended to March 31, 2028, and the Termination Date of the Lease shall mean said date.

4.The annual Base Rent for the period commencing on April 1, 2026 through the end of the Term shall be as follows:

Period	Annual Base Rent	Monthly Installments
04/01/2026 – 03/31/2027	$480,791.16	$40,065.93
04/01/2027 – 03/31/2028	$490,406.98	$40,867.25

5.Provided that Tenant is not in default under the Lease beyond the expiration of applicable notice and cure periods on the date Tenant delivers Tenant’s Renewal Notice (as hereinafter defined) or at any time thereafter through the commencement date of the Renewal Term (as hereinafter defined), Tenant shall have one (1) option (the “Renewal Option”) to renew the Lease for an additional twelve (12) months. Tenant shall exercise its Renewal Option by delivering notice to Landlord (“Tenant’s Renewal Notice”) exercising the Renewal Option no later than one hundred eighty (180) days prior to the scheduled Termination Date. In the event Tenant does not timely and properly exercise a Renewal Option, Tenant shall, promptly following request by Landlord, execute and deliver a statement confirming that the Renewal Option has been waived (provided that failure to deliver said statement shall not be construed to mean that Tenant has properly exercised the Renewal Option). Upon Landlord’s receipt of Tenant’s Renewal Notice in accordance with the requirements of this Section, the Lease, subject to the provisions of this Article, shall be automatically extended for the Renewal Term with the same force and effect as if the Renewal Term had been originally included in the term of the Lease, except that the Base Rent under the Lease shall be as follows:

Period	Annual Base Rent	Monthly Installments
04/01/2028 – 03/31/2029	$500,215.12	$41,684.59

There shall be no rent concessions or obligation of Landlord to perform or pay for any work during the Renewal Term. The Renewal Option shall automatically terminate and become null, void and of no force and effect upon the earlier to occur of (i) the expiration or termination of the Lease by Landlord or pursuant to law, (ii) the termination or surrender of Tenant’s right to possession of the Premises, (iii) the assignment of this Lease by Tenant or the sublease by Tenant of the Premises or any part thereof; or (iv) the failure of Tenant to timely and properly exercise any Renewal Option.

6.Tenant hereby assigns, transfers and conveys the Lease, including the First Amendment and the Second Amendment, (the “Assignment”), to Assignee. Assignee hereby accepts such Assignment, and agrees to assume, observe, perform and discharge the obligations and liabilities of the Tenant under the Lease, as amended by the First Amendment, Second Amendment and this Third Amendment, arising from and after the Effective Date of this Third Amendment. All references to Tenant in the Lease, including in the First Amendment, the Second Amendment and this Third Amendment shall be interpreted to mean Assignee and not Quantum Circuits, LLC as of the Effective Date of this Third Amendment.

7.Landlord hereby acknowledges and agrees to the Assignment of the Lease, as amended by the First Amendment, Second Amendment and this Third Amendment, from Tenant to Assignee as of the Effective Date of this Third Amendment.

8.Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Third Amendment and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys' fees), damages, or claims arising from any lack of such authority.

9.As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

10.Landlord and Tenant hereby represent and warrant to the other that each has not dealt with any broker, finder or like agent in connection with this Third Amendment. Each party hereby agrees to indemnify, defend and hold the other, its agents and their officers, directors, shareholders, members, partners and employees, harmless of and from any claim of, or liability to, any other broker, finder or like agent claiming a commission or fee by reason of having dealt with either party in connection with the negotiation, execution or delivery of this Third Amendment, and all expenses related thereto, including, without limitation, reasonable attorneys’ fees and disbursements.

11.This Third Amendment constitutes the entire agreement by and between the parties hereto and supersedes any and all previous agreements, written or oral, between the parties. No modification or amendment of this Third Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. The provisions of this Third Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

12.This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. This Third Amendment shall become effective when duly executed and delivered by all parties hereto.

(Signatures on following page)

IN WITNESS WHEREOF, Landlord and Tenant have signed this Third Amendment to Lease as of the day and year first above written.

Landlord:    WE 150 MUNSON LLC

By:    WE 150 Munson Manager LLC
Its Manager

By:    Winstanley Enterprises LLC
Its Manager

By:    /s/ Carter J. Winstanley
Carter J. Winstanley
Its Manager

Tenant:    QUANTUM CIRCUITS, LLC

By:    /s/ Alan Baratz
Name: Alan Baratz
Title: President

Assignee:    D-WAVE COMMERCIAL INC.

By:    /s/ Alan Baratz
Name: Alan Baratz
Title: President

REPLACEMENT EXHIBIT B

LEASED PREMISES

[*****]